                                                                   EXHIBIT 10.1

                     SEPARATION AND CONSULTING AGREEMENT


     This Agreement, which is dated May 31, 1998, is between DSP Group, Inc. (the "Company") and Martin M. Skowron ("Consultant"). It is hereby mutually agreed as follows:

1.   EMPLOYMENT TERMINATION.

     a) TRANSITION PERIOD. Prior to the Effective Date of this Agreement, the existing terms and conditions of Consultant's employment with the Company, as defined in the offer letter signed by Consultant on March 1, 1991, continue to apply, and Consultant shall be responsible for the services required by his position as well as the transition of his duties to his replacements as directed by the Company.

     b) CONSULTING PERIOD. On May 31, 1998 (the "Effective Date"), this Agreement will govern the terms and conditions of Consultant's employment with the Company. The offer letter and all other agreements between Consultant and the Company will have no further effect after the Effective Date except as expressly provided in this Agreement.

     c) GENERAL RELEASE. This Agreement shall constitute the "Separation Agreement" referenced in the General Release, which is attached to this Agreement. The General Release shall be incorporated into this Agreement and shall be considered a material part of this Agreement. The Consultant shall sign the General Release on the Effective Date. This Agreement shall terminate automatically if the General Release does not become effective.

2.   CONSULTANT'S SERVICES.   In response to specific requests by the
     President of the Company, the Consultant will provide to the Company advisory services with respect to the transition of his position and any questions the President may have. Consultant's duties will include the following:

     a) Providing advice to the Company as the Company deems desirable in connection with these advisory services in an efficient, trustworthy and businesslike manner;

     b) Reviewing such documents as may appropriately be submitted to him by the Company and give the Company, in writing, his professional opinions and suggestions regarding them; and

     c) Performing such other services as may reasonably requested by the Company in connection with these advisory services.


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

3.   COMPENSATION.

     a) CONSULTING FEE. The Company will compensate the Consultant at a rate of $70,000 annually less applicable taxes ("Consulting Fee"). The Consulting Fee will be earned on a daily basis and will be paid in accordance with the Company's standard payroll practices. Consultant shall not be entitled to any other compensation.

     b) STOCK OPTIONS. The stock options that were previously granted to Consultant will continue to vest during the term of this Agreement, pursuant to the Company's Employee Stock Option Plan and any stock option agreements between the parties.

     c) BENEFITS. The Company will provide Consultant with its standard medical insurance benefits, and Consultant will be eligible to participate in the Company's standard 401(k) plan. Consultant shall not be entitled to participate in any other benefit policies or plans provided by the Company.

     d) EXPENSES. The Company will reimburse Consultant for reasonable travel and other business expenses incurred by Consultant in the performance of his duties in accordance with the Company's general policies. All travel, travel expenses and other business expenses must be approved in advance by the President of the Company.

4.   CONSULTANT'S OBLIGATIONS.

     a) HOURS OF WORK. This consulting position is intended to be a half-time position. Consultant will be expected to devote the amount of time necessary to complete the services requested pursuant to this Agreement.

     b) CONFLICTS OF INTEREST. Consultant may accept other consulting assignments, and engage in other business activities, so long as they do not interfere with his obligations under this Agreement.

     c) LACK OF AUTHORITY. Consultant does not have the right or authority to incur any liability or expense to or on behalf of the Company unless specifically authorized in writing by the President.

5. PROPRIETARY INFORMATION. "Proprietary Information" is all information and any idea pertaining in any manner to the business of the Company (or any affiliate of the Company), its employees, clients, consultants, or business associates, which was produced by any employee or consultant of the Company in the course of his or her employment or consulting relationship or otherwise produced or acquired by or on behalf of the Company. Proprietary Information shall include, without limitation, trade secrets, product ideas, inventions, processes, formulas, data, know-how, software and other computer programs, copyrightable material, marketing plans, strategies, sales, financial reports, forecasts, sales prospects and customer lists. All Proprietary Information not generally known outside of the Company's organization, and all Proprietary Information so known only through improper means, shall be deemed "Confidential Information." Consultant shall use Proprietary Information, and shall disclose Confidential Information, only for the benefit of the Company and as is necessary to perform his obligations under this Agreement. Following termination of this Agreement, Consultant shall not use Proprietary Information and shall not disclose Confidential Information except with express written consent of the Company. By way of illustration and not in limitation of the foregoing, following termination, Consultant shall not use any Confidential Information to solicit the Company's employees or customers or to compete against the Company. Consultant's obligations under this Section shall survive the termination of his consulting relationship with the Company and the expiration of this Agreement.

6.   EMPLOYEE STATUS.  The Consultant shall be an employee of the Company.

7. TERM. This Agreement shall be effective for one year after the Effective Date. Before the end of this term, the Agreement may be renewed in writing signed by both parties. If the Agreement is not renewed before the end of the term, the Agreement shall terminate without any action by either party, and the Company shall owe no further obligation or liability to Consultant after the date of termination.

8.   TERMINATION DURING TERM.

     a) CONSULTANT'S RIGHT TO TERMINATE UPON NOTICE. At any time during the term of this Agreement, Consultant may terminate the Agreement by giving the Company written notice at least fourteen (14) days prior to the effective date of such termination. Upon such termination of this Agreement, the Company shall pay to Consultant the Consulting Fee that was earned prior to the date of termination and thereafter shall owe no further obligation or liability to Consultant.

     b) TERMINATION UPON BREACH. At any time during the term of this Agreement, either party may terminate the Agreement without prior notice if the other party breaches this Agreement. Except as provided in the next paragraph (Section 8(c)), if the Company terminates this Agreement pursuant to this paragraph (Section 8(b)), (1) the Company shall pay to Consultant the Consulting Fee that was earned prior to the date of termination; (2) the Company shall pay to Consultant a lump sum equal to the Consulting Fee that would have been earned through the remainder of the term of this Agreement; (3) the stock options discussed in Section 3(b) will cease vesting on the date of termination; and (4) the Company shall owe no further obligation or liability to Consultant after the date of termination.

     c) TERMINATE UPON BREACH OF GENERAL RELEASE OR PROPRIETARY INFORMATION OBLIGATIONS. At any time during the term of this Agreement, the Company may terminate the Agreement without prior notice and without any obligation to pay any unearned portions of the Consulting Fee to the Employee if the Employee breaches the General Release or Section 5 (Proprietary Information). Upon such termination of this Agreement, the Company shall pay to Consultant the Consulting Fee that was earned prior to the date of termination and thereafter shall owe no further obligation or liability to Consultant.

9. TERMINATION OBLIGATIONS. Upon termination of this Agreement, the Company shall owe no further obligation or liability to Consultant (except as explicitly provided in this Agreement). Upon termination of this Agreement, Consultant shall promptly return to the Company all property of the Company, including, without limitation, all equipment, tangible proprietary information, documents, books, notes, records, reports, contracts, lists, computer disks (or other computer-generated files or data), or copies thereof, created on any medium, prepared or obtained by Consultant in the course of or incident to his employment and consulting relationships with the Company. Consultant understands that Consultant has obligations under Sections 5 and 10 of this Agreement that survive the termination of this Agreement.

10. ARBITRATION. All claims that Consultant and the Company may have against each other in any way related to the subject matter, interpretation, application, validity, effect or breach of this Agreement ("Arbitrable Claims") shall be resolved by arbitration. Arbitration shall be final and binding upon the parties and shall be the exclusive remedy for all Arbitrable Claims. Arbitration of Arbitrable Claims shall be in accordance with the rules of the American Arbitration Association, as amended, and as augmented by this Agreement. Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim. The Federal Arbitration Act shall govern the interpretation and enforcement of this section. If a court or arbitrator finds the Federal Arbitration Act does not govern, then California law shall govern the interpretation and enforcement of this section. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS, INCLUDING WITHOUT LIMITATION ANY RIGHT TO TRIAL BY JURY AS TO THE MAKING, EXISTENCE, VALIDITY, OR ENFORCEABILITY OF THIS AGREEMENT.

11.  MISCELLANEOUS PROVISIONS.

     a) NOTICES. Any notice under this Agreement must be in writing and shall be effective upon delivery by hand or three (3) business days after deposit in the United States mail, postage prepaid, certified or registered, and addressed to the Company or to Consultant at the corresponding address below. Consultant shall be obligated to notify the Company in writing of any change in his address. Notice of change of address shall be effective only when done in accordance with this Section.

          The Company's Notice Address:

               DSP Group, Inc.
               3120 Scott Blvd.
               Santa Clara, CA 95014
               Attn: Michael Cohen

          Consultant's Notice Address:

               Martin M. Skowron
               [INSERT ADDRESS]


     b) INTEGRATION. The parties understand and agree that the preceding Sections (including the General Release) recite the sole consideration for this Agreement; that no representation or promise has been made by Consultant or the Company concerning the subject matter of this Agreement, except as expressly set forth in this Agreement; and that all agreements and understandings between the parties concerning the subject matter of this Agreement are embodied and expressed in this Agreement. This Agreement shall supersede all prior or contemporaneous agreements and understandings among Consultant and the Company, whether written or oral, express or implied, with respect to any subject covered by this Agreement, except to the extent that the provisions of any such agreement or plan have been expressly referred to in this Agreement as having continued effect.

     c) AMENDMENTS; WAIVERS. This Agreement may not be amended except by an instrument in writing, signed by each of the parties. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.

     d) ASSIGNMENT; SUCCESSORS AND ASSIGNS. Consultant agrees that he will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement. Any such purported assignment, transfer, or delegation shall be null and void.
          Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors, attorneys, and permitted assigns. This Agreement shall not benefit any other person or entity except as specifically enumerated in this Agreement.

     e) SEVERABILITY. If any provision of this Agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced to the greatest extent permitted by law, and the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.

     f) ATTORNEYS' FEES. In any legal action, arbitration or other proceeding brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs.

     g) GOVERNING LAW. Except as expressly provided otherwise, this Agreement shall be governed by and construed in accordance with the law of the State of California, excluding its laws relating to the choice of laws.

     h) INTERPRETATION. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Agreement. Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement.

The parties have duly executed this Agreement as of the date first written above.


     /S/ MARTIN M. SKOWRON
------------------------------------
     Martin M. Skowron


   DSP Group, Inc.


     /S/ ELI AYALON
------------------------------------
   By:   Eli Ayalon
   Its:  President and CEO

                               GENERAL RELEASE


-------------------------------------------------------------------------------
     THIS RELEASE MUST BE SIGNED BETWEEN MAY 31, 1998 AND JUNE 9, 1998
     (WHICH IS 21 DAYS AFTER YOU RECEIVED THE RELEASE AND SEPARATION
     AGREEMENT) AND MUST BE FILED WITH AVI BASHER AT 3120 SCOTT BLVD. SANTA CLARA CALIFORNIA BY JUNE 10, 1998. THIS RELEASE MAY BE REVOKED WITHIN
     7 DAYS AFTER IT WAS SIGNED BY FILING A WRITTEN REVOCATION NOTICE WITH
     AVI BASHER 3120 SCOTT BLVD. SANTA CLARA CALIFORNIA.
-------------------------------------------------------------------------------

     DSP Group Inc. (Company) and I agree as follows:

(a) BENEFITS PAYABLE

     The Company promises that I will receive the benefits provided in the Separation Agreement between me and the Company (which contains benefits to which I otherwise would not be entitled) in exchange for this Release. I may revoke this Release within 7 days after I sign it, in which case I will not be entitled to receive those benefits.

(b) EMPLOYMENT TERMINATION

     I agree that my employment with the Company will end effective May 31, 1999.

(c) CLAIMS RELEASED

     In exchange for benefits described above, I irrevocably and unconditionally release the Company, its current or former affiliates, and their employees or agents (collectively, the Released Parties), from all known or unknown claims that I presently may have arising out of my employment with, or separation from, the Company (Claims).

     The Claims I am releasing include, without limitation, any claim based on a contract, any employment or wrongful discharge claim, any tort claim (e.g., emotional distress, fraud, negligence or defamation), and any claim based on a federal, state or local law including the Age Discrimination in Employment Act, which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, which prohibits discrimination based on race, color, national origin, religion, or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act, which prohibits discrimination based on disability, the California Fair Employment and Housing Act, which prohibits discrimination based on race, religion, creed, color, national origin, ancestry, disability, medical condition, marital status, sex or age; or any other federal, state, or local common law, statute, regulation, or law of any other type.

     The only Claims that I am not releasing are claims that arise after I sign this Release, my rights to the benefits provided by the Separation Agreement and this Release, my rights, if any, to government-provided unemployment benefits, my rights, if any, to vested retirement benefits or COBRA benefits and any previously filed workers' compensation claims. I acknowledge that I have not sustained any physical or emotional injury within the scope of my employment for the Company except for claims that I have already filed with the Company's workers' compensation carrier.

(d) ACKNOWLEDGEMENT OF UNDERSTANDING

     I acknowledge that I am releasing Claims I know I have and Claims I may not know I have. I understand the significance of releasing all Claims that I may have. I voluntarily waive all rights that I have under the terms of
Section 1542 of the California Civil Code, which provides as follows:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

(e) PURSUIT OF RELEASED CLAIMS

     I agree to withdraw with prejudice all complaints or charges, if any, I have filed against any Released Party with any agency or court. I agree that I will never file any lawsuit or complaint against them based on the Claims released in this Release. I promise never to seek any damages, remedies, or other relief for myself personally (any right to which I hereby waive) by filing or prosecuting a charge with any administrative agency with respect to any Claim released by this Release. I have not assigned or transferred any Claim that I am releasing.

(f) NONDISCLOSURE

     I understand that I will continue to be bound by the Proprietary Information obligations in my Separation Agreement after the termination of my employment and reaffirm my obligations under that agreement.

(g) ARBITRATION OF DISPUTES AND ENFORCEMENT OF RELEASE

     The Company and I agree to resolve any Claims we may have with each other or that I have with any other Released Party through final and binding arbitration. This arbitration agreement applies, for example, to disputes about the validity, interpretation, or effect of this Release or alleged violations of it and whether a particular claim is covered by this Release. Arbitration shall be the exclusive remedy for any such claim or dispute. Arbitration shall be in accordance with the rules of American Arbitration Association, as augmented by this Agreement. However, either party may bring an action in court to compel arbitration under this Agreement or to enforce an arbitration award. The Federal Arbitration Act shall govern the interpretation and enforcement of this section. If a court or arbitrator finds the Federal Arbitration Act does not govern, then California law shall govern the interpretation and enforcement of this section.

     In any arbitration, legal proceeding or other proceeding brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs. In addition, should I or the Company attempt to resolve any claim waived by this Release or pursue any arbitrable dispute related by any method other than arbitration, the responding party will be entitled to recover from the initiating party all damages, costs, expenses, and attorneys' fees incurred as a result of that breach.

     Should I attempt to challenge the enforceability of this Release, I agree first to deliver a certified check to the Company for all amounts I have received because I signed this Release, and to invite the Company to cancel this Release. If the Company accepts my offer, this Release will be canceled. If it rejects my offer, the Company will notify me and deposit the amount I repaid in an interest-bearing account pending a determination of the enforceability of this Release. If the Release is determined to be enforceable, the Company will pay me the amount in the account, less any amounts I owe the Company. If this Release is not enforceable, the Company or its designee is to retain the account.

(h) NONADMISSION OF LIABILITY

     I agree that this Release is not an admission of guilt or wrongdoing by the Released Parties and I acknowledge that the Released Parties do not believe or admit that they have done anything wrong. I acknowledge that I have not suffered any discrimination or wrongful treatment by any Released Party.

(i) CONSEQUENCES OF VIOLATING MY PROMISES

     I agree to pay the reasonable attorneys' fees, costs, and any damages Released Parties may incur as a result of my breaching a promise I made in this Release (such as by suing Released Parties over a released Claim) or if any representation I made in this Release is false.

(j) CONSIDERATION OF RELEASE

     I acknowledge that, before signing this Release, I was given at least 21 calendar days. I waive any right I might have to additional time beyond this consideration period within which to consider this Release. I acknowledge that: (a) I took advantage of that time to consider this Release before signing it; (b) I carefully read this Release; (c) I fully understand what this Release means; and (d) I am entering into it voluntarily. I further acknowledge that the Company encouraged me to discuss this Release with my attorney (at my own expense) before signing this Release and that I did so to the extent I deemed appropriate.

(k) MISCELLANEOUS

     This Release sets forth the entire agreement between me and the Company pertaining to the subject matter of this Release. This Release may not be modified or canceled in any manner except by a writing signed by both me and an authorized Company official. I acknowledge that the Company has made no representations or promises to me other than those in this Release and the Separation Agreement. If any provision in this Release is found to be unenforceable, that provision will be enforced to the greatest extent permitted by law and all other provisions will remain fully enforceable. It is not necessary that the Company sign this Release for it to become binding on both me and the Company. This Release binds my heirs, administrators, representatives, executors, successors, and assigns, and will inure to the benefit of the Released Parties and their heirs, administrators, representatives, executors, successors, and assigns. This Release shall be construed as a whole according to its fair meaning. It shall not be construed strictly for or against me or the Released Parties. Unless the context indicates otherwise, the term "or" shall be deemed to include the term "and" and the singular or plural number shall be deemed to include the other. This Release shall be governed by the law the State of California, excluding its laws relating to the choice of laws.


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     TAKE THIS RELEASE HOME, READ IT, AND CAREFULLY CONSIDER ALL OF ITS
     PROVISIONS BEFORE SIGNING IT.  THIS RELEASE INCLUDES A RELEASE OF
     KNOWN AND UNKNOWN CLAIMS. THIS RELEASE ALSO INCLUDES AN ARBITRATION AGREEMENT IN WHICH BOTH PARTIES WAIVE ANY RIGHTS THEY MAY HAVE TO
     TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS, INCLUDING WITHOUT
     LIMITATION ANY RIGHT TO TRIAL BY JURY AS TO THE MAKING, EXISTENCE, VALIDITY, OR ENFORCEABILITY OF THIS AGREEMENT. IF YOU WISH, YOU
     SHOULD TAKE ADVANTAGE OF THE CONSIDERATION PERIOD AFFORDED BY SECTION
     (j) AND CONSULT YOUR ATTORNEY.
-------------------------------------------------------------------------------


Date   5/31/98                         /s/ MARTIN M. SKOWRON
       -------                         ------------------------------------
                                       Martin M. Skowron